UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Consulting Agreement

On July 17, 2024, the Company entered into a Consulting Agreement, effective July 8, 2024, with Mr. Brian Valania, a seasoned sales professional with experience in large database software and systems including SAP as well as data center services. Mr. Valania will assume responsibility for the development of its business unit focused on data center operations, cyber and data security, as well as infrastructure related applications for municipal, utility and commercial applications. He replaces Ms. Betsy Berlin who was terminated by mutual consent in June 2024, with total consideration paid of $10,000. The agreement with Mr. Valania is for a term of 12 months, at a rate of $11,250 per month. The Company has also agreed to provide a bonus program as additional compensation of up to $135,000 per year based on achievement of specific business goals. Mr. Valania will receive up to 200,000 of restricted common stock as additional consideration subject to certain tenure and performance requirements.

Financing Agreements

On July 18, 2024, in one case, and July 19, 2024, for the other two cases, the Company entered into a lending agreement with each of three (3) of its historical institutional investors, Cavalry Fund, AJB and Mercer Street Capital (“the Lenders”). The notes provide $25,000 of proceeds each, are for a 12-month period, and earn interest at ten percent (10%) per year. The Lenders and the Company have agreed that the use of the proceeds is intended to fund compliance related costs such as SEC reporting, audit, legal and accounting related. The Company expects to enter into similar agreements with other investors to meet its continuing costs for compliance. A copy of the form of notes can be found in the exhibits to this filing.

Item 8.01	Other Events.

The Company’s began operations for its new data center offering in late June 2024 with four (4) clients currently, and two (2) additional organizations in the process of migrating their applications. The Company is evaluating a number of specialized software applications to offer on a “cloud” basis, generally focused on infrastructure design, build and maintenance professionals, as well of some security related areas. It has recently begun discussions with several geographical information system (GIS) software vendors and users and expects to make further announcements regarding partnerships, licensing and users over the next few weeks and months. It is also evaluating an offering aimed at small to medium sized businesses utilizing Oracle and SAP software.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of consulting agreement for Valania
10.2	Form of financing agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO